                                  Exhibit 11.1

                                SONIC SOLUTIONS
                 STATEMENT RE: COMPUTATION OF PER SHARE AMOUNTS

             Three and Six Months Ended September 30, 1995 and 1996
                    (In thousands, except per share amounts)
                                  (unaudited)


                                            Three Months Ended     Six Months Ended
                                           --------------------   ------------------
                                              September 30,         September 30,
                                           --------------------   ------------------
                                             1995        1996       1995      1996
                                           ---------   --------   --------   -------
Net loss................................      ($704)      (674)     ($673)   (3,023)
Weighted average number of common            ======      =====     ======    ======
 shares outstanding.....................      7,445      7,524      7,423     7,514
                                             ======      =====     ======    ======

Net loss per share......................     ($0.09)     (0.09)    ($0.09)    (0.40)
                                             ======      =====     ======    ======

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